Exhibit 10.1 (c)
SECOND AMENDMENT
TO THE
EXECUTIVE EMPLOYMENT AGREEMENT
BETWEEN BANK RHODE ISLAND, BANCORP RHODE ISLAND, INC.
and MERRILL W. SHERMAN
THIS Second Amendment to the Executive Employment Agreement (this “Second Amendment”), dated as of December 20, 2010 is by and among Bank Rhode Island (the “Bank”), Bancorp Rhode Island, Inc. (the “Company”) and Merrill W. Sherman (“Executive”).
WHEREAS, the Bank, the Company and Executive are parties to that certain Executive Employment Agreement dated as of February 20, 2007 (the “Employment Agreement”); and
WHEREAS, the Bank, the Company and Executive are also parties to that certain First Amendment to the Employment Agreement dated as of March 6, 2008 (the “First Amendment”); and
WHEREAS, Executive is presently employed by the Bank and Company pursuant to the terms of the Employment Agreement and the First Amendment; and
WHEREAS, the Bank, the Company and Executive now wish to further amend the Employment Agreement and the First Amendment to comply with the provisions of Section 409A of the Internal Revenue Code in accordance with IRS Notice 2010-6.
NOW, THEREFORE, effective as of January 1, 2009, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Section 1.8(b) of the Employment Agreement is amended to read as follows:
“(b) Disability. In the event of Executive’s ‘disability’ (as defined below) during the term of her employment under this Agreement, the Bank shall continue to pay Executive her base salary (reduced by any benefits she may be entitled to receive under any state or federal disability insurance program, such as Rhode Island temporary disability insurance or federal social security) for a period of one year from the date of ‘disability.’ For purposes of this Agreement, ‘disability’ shall mean that Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank or the Company.”

2. Section 2.1(a) of the Employment Agreement, as amended by the First Amendment, is hereby amended by adding the following sentence at the end thereof:
“If the six-month delay rule does not apply and the Severance Benefit is payable during the 30-day period referenced in the first sentence of this Section 2.1(a) and the 30-day period begins in one calendar year and ends in a second calendar year, then the Severance Benefit shall be payable in the second calendar year.”
3. Section 2.1(c) of the Employment Agreement, as amended by the First Amendment, is hereby amended by deleting said subsection in its entirety and substituting therefor the following:
“(c) The Bank shall continue to provide Executive with the same automobile then being used by Executive in accordance with the provisions of Section l.4(b) of this Agreement for the Severance Period (at the expense of the Bank) and, at any time during or within thirty (30) days of the expiration of the Severance Period, Executive shall have the right and option, on written notice to the Bank, to purchase such automobile for a purchase price equal to 90 percent of the wholesale value as established by the National Automobile Dealers Association Official Used Car Guide published in the year of such notice (the “Automobile Benefit”); provided, however, that notwithstanding anything to the contrary in this Agreement, if Executive is determined by the Company to be a ‘specified employee’ within the meaning of Code Section 409A(a)(2)(B)(i) at the time of her separation from service with the Company or the Bank and if the provision of Automobile Benefit to Executive without delay would expose Executive to the 20 percent additional tax imposed by Code Section 409A(a), then no Automobile Benefit shall be provided to Executive until the later of (A) the first business day that is six (6) months and one day following the date of Executive’s ‘separation from service’ (as such term is defined by Code Section 409A and the regulations promulgated thereunder), or (B) such later date as required by IRS Notice 2010-6. On such date, the Bank shall pay Executive an amount equal to the value of the Automobile Benefit forfeited by reason of such delay (the “Delayed Automobile Benefit”) and shall provide the Automobile Benefit then remaining. In the event of any delay in the payment date as set forth in the preceding sentence, the Bank will increase the payment to reflect the deferred payment date by adding thereto an amount equal to the product of the Delayed Automobile Benefit multiplied by the Interest Factor.”
4. Section 3.6(a) of the Employment Agreement, as amended by the First Amendment, is hereby amended by adding the following at the end thereof:
“If the six-month delay rule does not apply and the Past Service Amount and the Severance Payment are payable during the 30-day period referenced in the first sentence of this Section 3.6(a) and the 30-day period begins in one calendar year and ends in a second calendar year, then the Past Service Amount and the Severance Payment shall be payable in the second calendar year.”

5. Section 3.6(c) of the Employment Agreement, as amended by the First Amendment, is hereby amended by deleting said subsection in its entirety and substituting therefor the following:
“(c) During the Severance Period (which, for purposes of Section 3 shall be deemed to commence on the date of a Terminating Event), the Bank shall continue to provide Executive with the same automobile then being used by Executive in accordance with the provisions of Section l.4(b) of this Agreement and, at any time during or within thirty (30) days of the expiration of the Severance Period, Executive shall have the right and option, on written notice to the Bank, to purchase such automobile for a purchase price equal to 90 percent of the wholesale value as established by the National Automobile Dealers Association Official Used Car Guide published in the year of such notice (the “Automobile Benefit”); provided, however, that notwithstanding anything to the contrary in this Agreement, if Executive is determined by the Company to be a ‘specified employee’ within the meaning of Code Section 409A(a)(2)(B)(i) at the time of her separation from service with the Company or the Bank and if the provision of Automobile Benefit to Executive without delay would expose Executive to the 20 percent additional tax imposed by Code Section 409A(a), then no Automobile Benefit shall be provided to Executive until the later of (A) the first business day that is six (6) months and one day following the date of Executive’s ‘separation from service’ (as such term is defined by Code Section 409A and the regulations promulgated thereunder), or (B) such later date as required by IRS Notice 2010-6. On such date, the Bank shall pay Executive an amount equal to the value of the Automobile Benefit forfeited by reason of such delay (the “Delayed Automobile Benefit”) and shall provide the Automobile Benefit then remaining. In the event of any delay in the payment date as set forth in the preceding sentence, the Bank will increase the payment to reflect the deferred payment date by adding thereto an amount equal to the product of the Delayed Automobile Benefit multiplied by the Interest Factor.”
6. Section 3.6(e) of the Employment Agreement, as amended by the First Amendment, is hereby amended by deleting said subsection in its entirety and substituting therefor the following:
“(e) The Bank, at its expense, shall provide Executive with an office and the exclusive use of an executive assistant for a period of twelve (12) months following a Terminating Event defined in subsection (a) or (b) of Section 3.4 hereof (the “Office Benefit”); provided, however, that notwithstanding anything to the contrary in this Agreement, if Executive is determined by the Company to be a ‘specified employee’ within the meaning of Code Section 409A(a)(2)(B)(i) at the time of her separation from service with the Company or the Bank, and if the provision of the Office Benefit to Executive without delay would expose Executive to the 20 percent additional tax imposed by Code Section 409A(a), then no Office Benefit shall be provided to Executive until the later of (A) the first business day that is six (6) months and one day following the date of Executive’s ‘separation from service’ (as such term is defined by Code Section 409A and the regulations promulgated thereunder), or (B) such later date as required by IRS Notice 2010-6. On such date, the Bank shall provide or pay Executive (i) the Office Benefit then remaining, and (ii) an amount equal to the value of the Office Benefit forfeited by reason of such six-month delay (the “Delayed Office Benefit”). In the event of any delay in the payment date as set forth in the preceding sentence, the Bank will increase the payment to reflect the deferred payment date by adding thereto an amount equal to the product of the Delayed Office Benefit multiplied by the Interest Factor.”

7. Section 3.8 of the Employment Agreement is amended by adding the following to the end thereof:
“If the 30-day period begins in one calendar year and ends in a second calendar year, then such payment shall be made in the second calendar year.”
8. Upon and after the date of this Second Amendment, all references to the Employment Agreement shall mean the Employment Agreement as amended by the First Amendment and by this Second Amendment. Except as expressly provided in this Second Amendment, the execution and delivery of this Second Amendment does not and will not amend, modify, or supplement any provision of the Employment Agreement or the First Amendment, and, except as specifically provided in this Second Amendment, the Employment Agreement and the First Amendment shall remain in full force and effect.
9. This Second Amendment shall be construed according to and governed by the laws of the State of Rhode Island without reference to its conflicts of laws rules.
10. If any provision of this Second Amendment is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Second Amendment will remain in full force and effect.
11. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
12. This Second Amendment may be executed in one or more counterparts (which may include signature pages delivered by facsimile or other electronic means), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
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IN WITNESS WHEREOF, the undersigned have executed this Second Amendment on the date set forth above.

BANCORP RHODE ISLAND, INC.

By:	/s/ John A. Yena
Name: John A. Yena
Title: Vice Chairman of the Board

By:	/s/ John R. Berger
Name: John R. Berger
Title: Chairman, Compensation Committee

BANK RHODE ISLAND

By:	/s/ John A. Yena
Name: John A. Yena
Title: Vice Chairman of the Board

By:	/s/ John R. Berger
Name: John R. Berger
Title: Chairman, Compensation Committee

EXECUTIVE

/s/ Merrill W. Sherman

Merrill W. Sherman